AMENDED AND RESTATED BANPONCE U.S.A. PROFIT SHARING/401(K) PLAN




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                                TABLE OF CONTENTS

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
ARTICLE 1                  ESTABLISHMENT AND PURPOSE OF PLAN.............................................6

ARTICLE 2                  DEFINITIONS...................................................................6
         2.1      Definitions............................................................................6
         2.2      Gender and Number.....................................................................10

ARTICLE 3                  PARTICIPATION................................................................10
         3.1      Eligibility...........................................................................10
         3.2      Effective Date of Participation.......................................................11
         3.3      Cessation of Eligible Status..........................................................11
         3.4      Reemployment..........................................................................11
         3.5      Determination.........................................................................12

ARTICLE 4                  EMPLOYEE CONTRIBUTIONS.......................................................12
         4.1      Employee Contributions................................................................12
         4.2      Dates of Election.....................................................................12

ARTICLE 5                  EMPLOYER CONTRIBUTIONS.......................................................12
         5.1      Employer Matching Contributions.......................................................12
         5.2      Employer Bonus Matching Contributions.................................................12
         5.3      Discretionary Employer Contributions..................................................13
         5.4      Dates of Employer Contributions.......................................................13
         5.5      Allocation of Discretionary Employer Contributions and Forfeitures....................13
         5.6      Restoration of Forfeited Amounts Upon Reemployment....................................13
         5.7      Rollover Contributions................................................................13
         5.8      Qualified Military Service Contributions..............................................14

ARTICLE 6                  LIMITATIONS..................................................................15
         6.1      Limitations on Annual Account Additions...............................................15
         6.2      Maximum Amount of Before-Tax Deposits.................................................16
         6.3      Actual Deferral Percentage Tests......................................................17
         6.4      Adjustment to Actual Deferral Percentage Tests........................................18
         6.5      Maximum Contribution Percentage.......................................................19
         6.6      Adjustment For Excessive Contribution Percentage......................................20
         6.7      Limit on Total Contribution of Employer; Precluding Excess Allocations................21

ARTICLE 7                  CREDITING OF CONTRIBUTIONS AND DEPOSITS TO
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
                           INVESTMENT FUNDS.............................................................22
         7.2      Participant's Choice of Investments...................................................22
         7.3      Change of Prior Investments...........................................................22
         7.4      Investment Elections and Other Transactions By Officers...............................22

ARTICLE 8                  ACCOUNTS.....................................................................23
         8.1      Separate Accounts.....................................................................23
         8.2      Adjusting the Value of the Account....................................................23
         8.3      Valuation of Separate Accounts........................................................24
         8.4      Determination of Fund Performance.....................................................24

ARTICLE 9                  WITHDRAWALS DURING EMPLOYMENT................................................24
         9.1      Hardship Withdrawals..................................................................24
         9.2      Loans to Participants.................................................................26
         9.3      Withdrawal and Loan Fees..............................................................27

ARTICLE 10                 DISTRIBUTIONS................................................................27
         10.1     Retirement............................................................................27
         10.2     Death.................................................................................27
         10.3     Permanent Disability..................................................................27
         10.4     Other Termination of Employment.......................................................28
         10.5     Designation of Beneficiary............................................................28
         10.6     Timing of Distributions...............................................................29
         10.7     Manner of Benefit Distribution........................................................29
         10.8     Manner of Distribution and Timing of Death Distributions..............................31
         10.9     Limitations on Benefits and Distributions.............................................32
         10.10    Distributions Payable to Incompetents.................................................32
         10.11    Distribution of Before-Tax Deposits...................................................32

ARTICLE 11                 NON-ASSIGNABILITY............................................................33

ARTICLE 12                 TRUST AGREEMENT..............................................................33

ARTICLE 13                 MANAGEMENT AND ADMINISTRATION................................................33
         13.1     Administrator.........................................................................33
         13.2     Claims Review Procedure...............................................................33
         13.3     Delegation............................................................................34
         13.4     Expenses of Administration............................................................34

ARTICLE 14                 EMPLOYER RIGHTS..............................................................34
         14.1     Employer's Interest in Trust..........................................................34
         14.2     Inspection of Records.................................................................35
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
         14.3     Amendment.............................................................................35
         14.4     Employment Rights.....................................................................35
         14.5     Employer Liability....................................................................35

ARTICLE 15                 AFFILIATES...................................................................36
         15.1     Adoption By Affiliates................................................................36
         15.2     Requirements of Affiliates............................................................36
         15.3     Designation of Agent..................................................................36
         15.4     Employee Transfers....................................................................36
         15.5     Discontinuance of Participation.......................................................36
         15.6     Administrator's Authority.............................................................37

ARTICLE 16                 CONDITION OF QUALIFICATION...................................................37

ARTICLE 17                 TERMINATION..................................................................37
         17.1     Event of Termination..................................................................37
         17.2     Effect of Termination.................................................................37

ARTICLE 18                 TRANSFERS, MERGERS AND CONSOLIDATIONS........................................38

ARTICLE 19                 SUCCESSORS...................................................................38

ARTICLE 20                 INTERPRETATION OF AGREEMENT..................................................38
         20.1     Interpretation of Plan................................................................38
         20.2     Forms.................................................................................38
         20.3     Applicable Law........................................................................38



APPENDIX A        Merger of COMBANCORP Employees Stock Savings Plan

APPENDIX B        Merger of Pioneer Bank and Trust Company Profit Sharing Plan

APPENDIX C        MERGER OF NATIONAL BANCORP INC.401(k) PROFIT SHARING
                  PLAN 55
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        AMENDED AND RESTATED BANPONCE U.S.A. PROFIT SHARING/401 (k) PLAN

                                    ARTICLE 1

                        ESTABLISHMENT AND PURPOSE OF PLAN

         Establishment and Purpose. Effective as of March 1, 1997, BanPonce Corporation (the "Employer") hereby adopts the Amended and Restated BanPonce U.S.A. Profit Sharing/401(k) Plan (the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of such eligible employees.

         The Plan is intended to meet the qualification requirements of Section 401 et. seq. of the Internal Revenue Code of 1986 (the "Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"), as both may be amended from time to time.

         Except as otherwise noted below, this Plan made and entered in this _____ day of ____________, 1997 shall be effective as of March 1, 1997. The provisions of the Plan as set forth herein, shall apply only to a Participant who terminates employment on or after March 1, 1997.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly indicates otherwise:

              (1) Account: The bookkeeping account established and maintained by the Administrator for each Participant with respect to that Participant's interest in the Trust.

              (2)   Administrator:   The  Administrator  is  the  individual  or
individuals, appointed to administer the Plan pursuant to Section 13.1.

              (3) Affiliate: The Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o).

              (4) Board: The Board of Directors of the Company.

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              (5) Break in Service: Break in Service means a twelve-month Period measured from a Participant's latest date of employment, and anniversaries thereof, in which the Participant does not complete more than five hundred (500) Hours of Service due to a termination of employment.

              (6) Company: BanPonce Corporation, a Puerto Rican corporation, and any organization that is a successor thereto.

              (7) Compensation: Compensation means the amount of compensation actually paid to the Participant by the Employer which is reportable on the Participant's IRS Form W-2, excluding payments for group term life insurance, moving expenses, tuition expenses and automobile expenses. Compensation shall include before-tax deposits and any salary reduction contributions made on behalf of a Participant under a plan which qualifies under Code Section 401(k) and/or Code Section 125. Compensation shall not include any amounts in excess of $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B).

              (8) Credited Service: Except as otherwise provided below, credited service means a Participant's years of employment with an Affiliate or a predecessor of an Affiliate. A Participant's period of employment by an Affiliate is measured from the Participant's date of employment and anniversaries thereof to the date of the Participants termination of employment for any reason.

                  In calculating a Participant's Credited Service, all periods of employment with an Affiliate or predecessor thereof shall be considered, with the following exceptions:

                  (1) Service prior to the attainment of age eighteen (18).

                  (2) Service performed prior to five (5) consecutive one-year Breaks in Service unless the Participant is reemployed and the prior service is reinstated in accordance with Section 3.5. In no event, however shall Credited Service performed after five (5) consecutive one-year Breaks in Service be considered in determining a Participant's vested interest in amounts allocated to his Account prior to the period of consecutive Breaks in Service.

                  However, the above exceptions shall not apply in the extent it would cause service to be disregarded that was taken into account under a plan that is treated as a "predecessor plan" to this Plan as determined in accordance with the Code.

              (9) Employee: Any person who is employed by an Employer in a participating division as so designated by the Board excluding: (i) any non-resident aliens, (ii) any independent contractor, (iii) any leased employee and (iv) any individual who is included within a unit of employees covered by a collective bargaining agreement for whom retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for said individuals participation in this Plan. A "leased employee" means any person who is not an

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employee of the  Employer,  and  provides  services to the  Employer if (1) such services are provided pursuant to an agreement between the Employer and any other person (the "leasing organization"), (2) such person has performed such services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)) on a substantially full time basis for a period of at least one (1) year, and (3) such services are performed under the primary direction or control of the Employer. If a leased employee participates in the Plan as a result of subsequent employment with the Employer, such person shall receive credit for Hours of Service and Credited Service for such employment as a leased employee.

              (10) Employer: The Company and such Affiliates as have adopted the Plan with the consent of the Board.

              (11) Former Participant: A person who has been a Participant, but who has ceased to be a Participant for any reason.

              (12) Highly Compensated Participant: A Highly Compensated Participant means an individual described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

                   (1) Employees who at any time during the determination year or the preceding year were 5% owners of the Employer. A 5% owner means any person who owns (or is considered as owning within the meaning of Code Section
318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) should be treated as separate employers.

                  (2) Employees who for the preceding year had compensation from the Employer in excess of $80,000 (as adjusted at the same time and in such manner as prescribed by the Secretary of the Treasury).

                  The determination year shall be the Plan Year for which testing is being performed.

                  The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

                  For this purpose, a Highly Compensated Employee shall include a former Employee who had a separation year prior to the determination year and was a Highly Compensated

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Employee in the year of  separation  from service or in any  determination  year after attaining age fifty-five (55). Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Employee only if during the separation year for year preceding the separation year) or any year after the Employee attains age fifty-five (55) (or the last year ending before the Employee's fifty-fifth (55th) birthday), the Employee either received Compensation in excess of $50,000 or was a 5% owner.

              (13) Hour of Service:

                  (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate or a corporation, trade, or business if it and an Affiliate are members of a controlled group of corporations as defined in Code Section 414(b) or under common control as defined in Code Section 414(c) or members of an affiliated service group as defined in Code Section 414(m). These hours shall be credited to the Employee for the computation period in which the duties are performed.

                  (2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military leave or leave of absence. No more than five hundred one (501) hours shall be credited under this subsection for any single continuous period of absence (whether or not such period occurs in a single computation period.

                  (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate. The same hours shall not be credited both under paragraph (1) or (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made,

                  (4) Solely for purposes of determining whether an Employee has a Break in Service under Section 2.1(e), each hour, based on the number of hours per week that the Employee would have normally worked, of a pro rata portion thereof, during which an Employee is absent from work (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of the child of the Employee, (iii) by reason of the placement of a child with the Employee, or (iv) due to the caring of a child during the period immediately after the birth, placement or adoption of the child by the Employee. Not more than five hundred one (501) Hours of Service shall be credited to any Employee under this paragraph for any one occurrence. Such hours shall be credited to the computation period during which the event occurs to the extent necessary to prevent a Break in Service, and to the extent not so necessary, to the next following computation period, and

                  (5) Each hour, other than hours credited under paragraphs (l),
(2), (3), and (4), during any customary period of work, based on a forty-hour week or pro rata portion thereof,

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during  which the  employee  is laid off, in on an  Employer  approved  leave of absence or sick or disability leave, or is on jury or military duty.

                  (6)  The   provisions  of  Department  of  Labor   regulations
2530.2006-2(b) and (c) are incorporated by reference.

              (14) Investment Manager: The entity or entities appointed by the Trustee to manage and invest specified Trust assets and who acknowledges acceptance of such appointment as a Fiduciary in writing.

              (15) Non-Highly Compensated Participant: Any Participant or Former Participant who is not a Highly Compensated Participant.

              (16)   Participant:   An  Employee   who  meets  the   eligibility
requirements of Section 3.1.

              (17) Permanent Disability: A physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

              (18) Plan Year: Plan Year means the twelve-month period beginning on January 1 and ending on December 31.

              (19) Trust: The legal entity created by the trust agreement between the Company and Trustee, fixing the rights and liabilities of each with respect to managing and controlling the trust funds for the purposes of the Plan.

              (20)  Trustee:  Banco  Popular,   Illinois,  an  Illinois  banking
corporation.

              (21) Valuation Date: The last day of each calendar quarter, and such other dates as may be designated by the Administrator in a uniform and nondiscriminatory manner.

         2.2 Gender and Number. Except as otherwise indicated by the context, masculine terminology shall include the feminine and the singular shall include the plural.

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                                    ARTICLE 3

                                  PARTICIPATION

         3.1 Eligibility. Each Employee who was employed by the Employer on February 28, 1997, shall be eligible to participate in the Plan as of the effective date, subject to the terms and provisions of this Plan. Every other Employee shall be eligible to become a Participant on the date such person becomes an Employee.

         3.2 Effective Date of Participation. An Employee who has become eligible to be a Participant shall become a Participant effective as of the first day of the month following completion of the eligibility requirements of
Section 3.1 if still employed on that date.

         3.3 Cessation of Eligible Status. If any Participant ceases to be an Employee, but does not terminate employment with all Affiliates, such Participant shall not be credited with any Employer contributions or forfeitures for Credited Service during the period in which he ceases to be an eligible Participant; however, such Participant shall receive credit for vesting purposes for Credited Service during the period in which he is not an eligible Participant.

         3.4 Reemployment. A former Employee's eligibility to participate in the Plan and the reinstatement of his Credited Service following his reemployment by the Employer shall be governed by the following rules:

              (1) Return Prior to Five (5) Consecutive One-Year Breaks in Service. The former Employee shall resume participation in the Plan and his Credited Service shall be reinstated immediately upon his reemployment if he was a Participant in the Plan prior to his departure and he is reemployed by the Employer prior to incurring five (5) consecutive one-year Breaks in Service. If the former Employee terminated employment after satisfying the age and service requirements specified in Section 3.1 but prior to becoming a Participant, his Credited Service will be reinstated and he will become a Participant as of the later of his date of reemployment or the day on which he would have become a Participant if his employment had not been terminated as long as he is reemployed prior to incurring five (5) consecutive one-year Breaks in Service.

              (2) Return After Five (5) Consecutive One-Year Breaks in Service. If a former Employee had a non-forfeitable right to all or a portion of his Account at the time of his termination of employment, his Credited Service will be reinstated and he shall resume participation in the Plan immediately upon his reemployment if he is reemployed by the Employer after incurring five (5) consecutive one-year Breaks in Service. If the former Employee did not have a non-forfeitable right to any portion of his Account at the time of his termination, he shall be considered a new Employee for all purposes if the number of his consecutive one-year Breaks in Service equal or exceed the greater of (1) five (5) years or (2) the aggregate number of years of Credited Service before such breaks. If such former Participant's years or Credited Service before his termination exceed the greater of (1) five (5) years or (2) the number of consecutive one-year Breaks in Service after such

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termination,  his Credited Service will be reinstated and the Participant  shall participate immediately. In determining a former Employee's aggregate number of years of Credited Service before the consecutive Breaks in Service, years of Credited Service disregarded in accordance with this Section as the result of prior periods of consecutive Breaks in Service shall not be considered.

              Except as noted above, for eligibility purposes a former Employee will be treated as a new Employee, and his prior Credited Service shall be disregarded upon his reemployment.

         3.5 Determination. Subject to the claims review provisions of Section 13.2, the Administrator's determinations as to compliance with the foregoing eligibility and participation requirements shall in each case be conclusive.

                                    ARTICLE 4

                             EMPLOYEE CONTRIBUTIONS

         4.1 Employee Contributions. Subject to the limitations of Article 6, each Participant may make contributions to the Plan, only by payroll deduction, in any whole percentage of his Compensation, between 1% and 10%, as he elects. The before-tax deposits elected by the Participant will be deducted from his Compensation for each payroll period and shall be paid by the Employer to the Trust not later than the fifteenth (15th) business day after such deduction.

         4.2      Dates of Election.

                  (1) A Participant may elect to make before-tax deposits, as provided in Section 4.1, by authorizing payroll deductions at least thirty (30) days prior to the beginning of any calendar quarter.

                  (2) A Participant may change his before-tax deposit percentage to any other percentage authorized under Section 4.1 by giving the Employer notice at least thirty (30) days prior to the beginning of any calendar quarter.

                  (3)  A  Participant  may  discontinue   before-tax   deposits,
effective as of the beginning of any payroll period, by giving the Employer notice at least thirty (3) days prior to the discontinuance.

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                                    ARTICLE 5

                             EMPLOYER CONTRIBUTIONS

         5.1 Employer Matching Contributions. The Employer shall contribute to the Plan for each Plan Year an amount equal to 50% of the before-tax deposits of each Participant, provided, however, no contribution shall be made with respect to before-tax deposits in excess of 6% of any Participant's Compensation in any Plan Year.

         5.2 Employer Bonus Matching Contributions. In addition, to the Matching Contributions provided for in Section 5.1 above, the Employer shall contribute to the Plan for each Plan Year an amount equal to an additional 50% of that portion of the before-tax deposits of each Participant that have been invested in the BanPonce Stock Fund, provided that (a) the Participant has not made any transfers from the BanPonce Stock Fund during the Plan Year, and (b) the Participant is employed on the last day of the Plan Year and has completed at least one thousand (1,000) Hours of Service during the Plan Year or who terminated employment due to death, disability or retirement on or after Normal Retirement Age during the Plan Year; provided, however, no contribution shall be made with respect to before-tax deposits in excess of 6% of any Participant's Compensation in any Plan Year.

         5.3 Discretionary Employer Contributions. The Employer may make a discretionary contribution to the Trust in such amount, if any, determined separately for each division of each Employer, as determined by the Board.

         5.4 Dates of Employer Contributions. The Employer's contribution for the year as determined under Section 5.1, 5.2, and 5.3 will be made within the time prescribed for filing its Federal income tax return, including extensions thereof.

         5.5 Allocation of Discretionary Employer Contributions and Forfeitures. As of the last day of each Plan Year, each Participant's allocable share (as hereinafter determined), if any, of the Employer's contributions for the Plan Year shall be credited to his Account. Forfeitures, if any, shall be used to reduce Employer contributions under Sections 5.1, 5.2, and 5.3. The discretionary Employer Contributions, if any, for each division will be allocated to all Participants who: (i) are employed in that division on the last day of the Plan Year and have completed at least one thousand (1,000) Hours of Service during the Plan Year, or (ii) who terminated employment with that division due to beech, disability or retirement on or after Normal Retirement Age during the Plan Year, in the ratio that each such Participant's Compensation bears to all such Participants' Compensation or that division.

         5.6 Restoration of Forfeited Amounts Upon Reemployment. If a person who was a Participant on or after April 1, 1975 is reemployed by the Employer before he incurs five (5) consecutive one-year Breaks in Service, the Employer shall make a special contribution to the Participant's Account in an amount equal to the amount forfeited, if any, from such Account upon

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the Participant's prior termination of employment. The special contribution will be made as of the end of the Plan Year in which the Participant is reemployed and shall be in addition to the contributions described above. A separate Account will be established for the Participant's interest in the special contribution and at any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the following formula:

                          X = P[AB + (R x D)]- (R x D)

For purposes of applying the formula, P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the Basics of the Account balance at the relevant time to the Account balance after distribution.

         5.7 Rollover Contributions. An Employee who receives or is credited with a distribution described in subsection (a), (b) or (c) of this Section may, during the period beginning on the date the Employee is first eligible to participate in the Plan and ending three (3) months following the date the Employee's first eligible to participate in the Plan, but need not, make a special contribution to this Plan, which contribution will hereafter be referred to as a "Rollover Contribution." In making a Rollover Contribution, the Employee must transfer, or direct the transfer of, cash equal to the value of all or part of the property the Employee received or is entitled to receive in the distribution to the Trustees, to the extent the fair market value of such property exceeds an amount equal to after-tax contributions made by the Employee to the plan from which the distribution is being made. In addition, prior to the acceptance of a Rollover Contribution, the Employer may require the submission of such evidence as the Employer deems necessary or desirable to enable it to determine whether the transfer qualifies as a Rollover Contribution. If the Employer determines subsequent to any Rollover Contribution that any such Rollover Contribution did not in fact qualify as such, the value of such Rollover Contribution shall be immediately distributed to the Employee. For purposes of this Section 5.7, the following shall be eligible to be treated as a Rollover Contribution:

              (1) A distribution to an Employee from an employee's trust described in Code Section 401(a), which trust is exempt from tax under Code
Section 501(a), or from an annuity plan Qualified under Code Section 403(a), which distribution qualifies for rollover treatment pursuant to the Code, which was received by the Employee not earlier than 60 days prior to the date the Rollover Contribution is credited to the Trust; or

              (2) A distribution to an Employee from an Individual Retirement Account or an Individual Retirement Annuity (other than an endowment contract) within the meaning of Code Section 408(a) or 408(b), the assets of which are derived solely from a rollover or transfer thereto of a prior distribution to the Employee described in (a) above, which was received by the Employee not earlier than sixty (60) days prior to the date the Rollover Contribution is credited to the Trust; or

              (3) A distribution directly to the Plan from an eligible retirement plan (as defined in Code Section 401(a)(31)(D)) of all or any portion of the balance to the credit of the Employee, except that the following amounts shall not be included: any distribution that is one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and that portion of any distribution that would not have been includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) if it would have been distributed directly to the Employee.

         5.8 Qualified Military Service Contributions. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                    ARTICLE 6

                                   LIMITATIONS

         6.1  Limitations on Annual Account Additions.

              (1) Annual Account Additions. The term "Annual Account Additions" means, for any Participant for any Plan Year, the sum of

                   (1) Employer contributions made for the Participant under any defined contribution plan" for the Plan Year;

                   (2) the Participant's after-tax contributions to "any defined contribution plan;"

                   (3) forfeitures, if any, allocated to the Participant for the year under "any defined contribution plan;" and

                   (4) contributions allocated on the Participant's behalf to a medical account described in Code Section 415(1)(1) or 419A(d)(2), although the percentage limit described in Subsection (b)(2) below shall not apply to such amounts;

but shall not include any Rollover Contributions under the Plan. "Any defined contribution plan@ means this Plan and all other defined contribution plans of the Employer considered as one plan.

              (2) Limitation.  Notwithstanding the foregoing  provisions of this
Section 6.1, the Annual Account Additions of a Participant for any Plan Year, which shall be the Plan Year, shall not exceed the lesser of

                   (1) the greater of $30,000 or 3 of the defined benefit dollar limitation set forth in Code Section 415(b) in effect for such Plan Year, or

                   (2) 25% of the Participant's compensation as defined in Subsection (c) below, for such Plan Year.

              (3)  Compensation.  The term  compensation as user in this Section
6.1 means compensation as defined in Code Section 415(c)(3) and Treasury Regulation thereunder, which generally means amounts actually paid during a Plan Year which are the Participant's wages, salary, fees for personal services, actually rendered in the course of employment with the Employer, including amounts described in Treasury Regulation 1.415-2(d)(1), and excluding amounts which are reduced pursuant to a salary reduction arrangement and other amounts described in Treasury Regulation 1.415-2(d)(2). Such "compensation" may not exceed $150,000 as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). Notwithstanding anything herein to the contrary, for Plan Years beginning on or after November 1, 1998, the term "compensation" shall include elective deferrals pursuant to a salary reduction agreement (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457.

              (4) Reduction in Annual Account Additions. If in any Plan
Year a Participant's Annual Account Additions exceed the applicable limitation determined under Subsection (b) above, by reason of a reasonable error in estimating a Participant's compensation or otherwise, such excess (referred to herein as the "Annual Account Excess") shall not be allocated to the Participant's Account, but shall be treated in the following manner:

                   (1) The Participant's after-tax contributions, if any, under "any defined contribution plan" shall be refunded up to the amount of the Annual Account Excess.

                   (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, the Participant's before-tax deposits and any Employer Matching Contributions relating thereto for that year shall be reduced proportionately, up to the remaining amount of the Annual Account Excess, and such before-tax deposits shall be returned to the Participant.

                   (3) If there is any remaining Annual Account Excess after the application of paragraph (2) above, the Participant's share of Employer contributions, if any, allocated to the

Participant under any other defined contribution plan for that year shall be reduced in accordance with such plan, up to the remaining amount of the Annual Account Excess.

                   (4) Any reduction in such a Participant's allocation of Employer contributions under paragraph (3) above shall be deemed to-be a forfeiture for such Plan Year and used to reduce Employer contributions.

              (5) Dual Plan Limitation. For Plan Years beginning prior to January 1, 2000, if in any Plan Year a Participant is both an active participant in any defined contribution plan and a participant of any "qualified" defined benefit plan of the Employer, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) shall not exceed 1.0. For Plan Years beginning prior to January 1, 2000, it is intended to reduce the Annual Account Additions under the defined contribution plan to the extent possible, if necessary, to prevent the sum of the defined benefit plan fraction and the defined contribution fraction from exceeding 1.0, before reducing the accrued benefits under any defined benefit plan.

         6.2 Maximum Amount of Before-Tax Deposits. In no event shall a Participant's aggregate before-tax deposits for any calendar year, when combined with all other elective pre-tax deferrals under Code Section 402(g) on behalf of the Participant, exceed $7,000 (or such higher annual amount as may be determined by the Secretary of the Treasury to reflect increases in the cost of living). The annual limit shall be reduced as provided under Section 9.1 following a Participant's hardship withdrawal. To the extent that such a Participant's before-tax deposits exceed the applicable dollar limit for a calendar year, such deposits shall be treated as income to the Participant for such calendar year. Such excess deferral, adjusted for earnings or losses thereon, shall be distributed to the Participant not later than April 15 of the calendar year following the calendar year in which such excess deferral was made. Any such distribution of earnings on excess deferrals shall be treated as income to the Participant in the year of distribution.

         6.3 Actual  Deferral  Percentage  Tests.  The limits  described in this
Section 6.3 apply to before-tax deposits made pursuant to Section 4.1. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of before tax deposits, no amount of before-tax deposits shall be allocated to a Participant's Account in excess of the limits contained in this Section 6.3.

              (1) Actual Deferral Percentage means for each Plan Year the average of the ratios (calculated separately for each active Participant) of:

                   (1)  the  amount  of   before-tax   deposits   of  each  such
Participant for such Plan Year, to

                   (2) such Participant's Compensation;

                   provided, however, that if a Highly Compensated Participant also participates in another qualified retirement plan with a salary reduction feature maintained by the Employer under Code Sections 401(a) and 401(k), such Participant's Actual Deferral Percentage shall be determined as if all such qualified plans with a salary reduction feature ending within the same calendar year were a single plan.

              (2) The Actual Deferral Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Deferral Percentage test more frequently than annually. Any excess deferral described in Section 6.2 shall be included in the computation of the Actual Deferral Percentage notwithstanding the distribution of any portion thereof, unless otherwise provided under rules prescribed by the Secretary of the Treasury. For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Participants for the Plan Year must not exceed the greater of:

                   (1) 125% of such percentage for the preceding Plan Year for all Non-Highly Compensated Participants, or

                   (2) the lesser of 200% of such percentage for the preceding Plan Year for the Non-Highly Compensated Participants, or such percentage for the preceding Plan Year for the Non-Highly Compensated Participants plus two (2) percentage points. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference. However, in order to prevent the multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make before-tax deposits pursuant to Section 4.1 or to receive Employer Matching Contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

              If two (2) or more qualified plans which include a salary reduction feature described in Code Section 401(k) are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), the salary reduction feature included in such plans shall be treated as one salary reduction arrangement for purposes of the Actual Deferral Percentage test. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. In the event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.4 shall apply.

         6.4 Adjustment to Actual Deferral Percentage Tests. In the event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.4. Excess Contributions with respect to any Participant are before-tax deposits which do not meet the Actual Deferral Percentage test described in Section 6.3.

              If it appears that there will be Excess Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make a supplemental contribution which shall be allocated to the Accounts of Participants who are

Non-Highly Compensated Participants. Any such supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Contributions. Such supplemental contribution by the Employer must be made, if at all, within the first two and one-half (22) months after the close of the Plan Year in which the Excess Contributions arose. Such supplemental contribution shall be treated for all purposes as a before-tax deposit. The allocation of a portion of any such supplemental contribution to the Account of an affected Participant is subject to the Code Section 415 limits. If the Employer chooses to make a supplemental contribution in an amount less than that required to completely eliminate all Excess Contributions, the remaining Excess Contributions shall be disposed of in the manner hereinafter described.

              Should the Employer not choose to make a supplemental contribution for the purpose of eliminating any Excess Contributions, or if Excess
Contributions remain after a supplemental contribution has been made, the before-tax deposits of the Participants who are Highly Compensated Participants shall be reduced to the extent necessary so that the Actual Deferral Percentage test set forth in Section 6.3 is met as of the end of the applicable Plan Year. Such reduction shall be accomplished first by determining the maximum deferral for the group of Participants who are Highly Compensated Participants permitted by the Actual Deferral Percentage test. Next, the before-tax deposits of the Participant with the largest deferrals shall be reduced in the order of their actual deferral amounts beginning with the highest of such deferrals in accordance with procedures adopted by the Administrator until the actual deferrals for the group of Participants who are Highly Compensated Participants does not exceed the maximum deferral determined for that group.

              The Administrator shall cause the amount of Excess Contributions (and income allocable thereto) attributable to each affected Participant to be returned to such Participant not later than the end of the Plan Year following the Plan Year as of which the Excess Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant within two and one-half (22) months following the end of the Plan Year as of which the Excess Contributions arose. The income allocable to the Excess Contributions of each affected
Participant is equal to the sum of (a) the income allocable to the Account of the affected Participant for the applicable Plan Year, and (b) the income allocable to the Account of the Affected Participant for the period between the end of the applicable Plan Year and the date of distribution with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Contribution attributable to each affected Participant and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Participant's Account containing the Excess Contributions.

         6.5  Maximum  Contribution  Percentage.  The limits  described  in this
Section   6.5  apply  to   Employer   Matching   Contributions   and   after-tax
contributions. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of Employer Matching

Contributions, no amount of such contributions shall be allocated to the Account of any Participant in excess of the limits contained in this Section 6.5.

              (1) Actual Contribution Percentage means for each Plan Year the average of the ratios (ACR) (calculated separately for each Participant) of:

                   (1)  the  amount  of  matching  Employer   contributions  and
after-tax contributions of each such Participant for such Plan Year, to:

                   (2) such Participant's Compensation;

                   provided, however, that if a Highly Compensated Participant who also participates in another qualified retirement plan maintained by the Employer to which matching contributions, employee contributions, or elective deferrals are made, such active Participant's Actual Contribution Percentage shall be determined by aggregating all Employer Matching Contributions and after-tax contributions in plans which end within the same calendar year.

              (2) The Actual Contribution Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Contribution Percentage test more frequently than annually. For any Plan Year, the Actual Contribution Percentage for the group of Highly Compensated Participants for the Plan Year must not exceed the greater of:

                   (1) 125% of such percentage for the preceding Plan Year for all Non-Highly Compensated Participants; or

                   (2) the lesser of 200% of such percentage for the preceding Plan Year for the Non-Highly Compensated Participants, or such percentage for the preceding Plan Year for the Non-Highly Compensated Participants plus two (2) percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make before-tax deposits pursuant to Section
4.1 or any other cash or deferred arrangement maintained by the Employer or to receive matching contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

For purposes of this subsection (b), the amount taken into account as the Actual Contribution Percentage of Non-highly Compensated Participants for the preceding Plan Year shall be 3%.

              If two (2) or more qualified plans which include matching contributions, employee contributions, or elective deferrals are considered as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of the Actual Contribution Percentage test. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year. In the event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.6 shall apply.

         6.6 Adjustment For Excessive Contribution Percentage. In the event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.6. Excess Aggregate Contributions with respect to any Participant are Employer Matching Contributions and after-tax deposits which do not meet the Actual Contribution Percentage test described in Section 6.5.

              If it appears that there will be Excess Aggregate Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make an additional Employer Matching Contribution which shall be allocated to the Accounts of all Participants who are not Highly Compensated Participants. In lieu of making an additional Employer Matching Contribution, the Employer may make a supplemental contribution which shall be allocated to the Accounts of all active Participants who are not Highly Compensated Participants. Any additional Employer Matching Contribution or supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Aggregate Contributions. Such additional Employer Matching Contribution or supplemental contribution by the Employer must be made, if at all, within the first two and one-half (22) months after the close of the Plan Year in which the Excess Aggregate Contributions arose.

              Any additional Employer Matching Contribution shall be treated for all purposes as an Employer Matching Contribution and any supplemental contribution shall be treated for all purposes as an after-tax employee contribution. The allocation of either an additional Employer Matching Contribution or a supplemental contribution to the Participant Account of an affected Participant is subject to the Code Section 415 limits. If the Employer chooses to make an additional Employer Matching Contribution, a supplemental contribution, or a combination of both in an amount less than that required to completely eliminate all Excess Aggregate Contributions, the remaining Excess Aggregate Contributions shall be disposed of in the manner hereinafter described.

              Should the Employer not choose to make an additional Employer Matching Contribution, a supplemental contribution, or a combination of both for the purpose of eliminating any Excess Aggregate Contributions or if Excess Aggregate Contributions remain after any such contributions have been made, the Employer Matching Contributions of the Participants who are Highly Compensated Participants shall be reduced to the extent necessary so that the Actual Contribution Percentage test set forth in Section 6.5 is met as of the end of the applicable Plan Year. Such reduction shall be accomplished first by determining the maximum contribution for the group of Participants who are Highly Compensated Participants permitted by the Actual Contribution Percentage test. Next, the Employer Matching Contributions of the Participants with the largest contributions shall be reduced in the order of their actual contribution amounts beginning with the highest of such contributions in accordance with procedures adopted by the Administrator until the actual contributions for the group of Participants who are Highly Compensated Participants does not exceed the maximum contribution determined for that group.

              The Administrator Shall cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant not later than the end of the Plan Year following the Plan Year as of which the Excess Aggregate Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant within two and one-half (22) months following the end of the Plan Year as of which the Excess Aggregate Contributions arose. The income allocable to the Excess Aggregate Contributions of each affected Participant is equal to the sum of (a) the income allocable to the Account of the affected Participant for the applicable Plan Year, and (b) the income allocable to the Account of the affected Participant for the period between the end of the applicable Plan Year and the date of distribution, with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Aggregate contribution attributable to each affected Participant and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Account containing the Excess Aggregate Contribution.

         6.7  Limit  on  Total  Contribution  of  Employer;   Precluding  Excess
Allocations. The total contributions of the Employer, as determined under Sections 4.l, 5.1, 5.2 and 5.3, for any Plan Year shall not exceed the maximum tax deductible contribution permitted by law. In addition, in no event will the amount Allocated to a Participant's Account in any Plan Year exceed the limitations set forth in this Article 6.

                                    ARTICLE 7

           CREDITING OF CONTRIBUTIONS AND DEPOSITS TO INVESTMENT FUNDS

         7.1 Investment of Participant Accounts. Each Participant shall direct the investment and reinvestment of his Account, other than his Bonus Matching Employer Contribution Account, in one or more of the investment funds established from time to time by the Trustee pursuant to the Trust. If a Participant fails direct the investment and reinvestment of that portion of his Account subject to investment direction, the Trustee shall invest 100% of that portion of such Participant's Account in a domestic balanced fund maintained under the Trust. Each Participant's Bonus Matching Employer Contribution Account shall be invested and reinvested at all times in the BanPonce Stock Fund.

         7.2 Participant's Choice of Investments. At least thirty (30) days prior to the beginning of each calendar quarter, a Participant may elect in writing that all future contributions subject to investment direction be invested, in 5% increments, in one (1) or more of the investment funds established by the Trustee pursuant to the Trust. If a Participant fails to make any election, 100% of his contributions subject to investment direction shall be invested in a domestic balanced fund maintained under the Trust.

         7.3 Change of Prior Investments. At least thirty (30) days prior to the beginning of each calendar Quarter, each Participant may reallocate all or a portion of his assets subject to investment direction from one (1) investment fund established by the Trustee pursuant to the Trust to another such investment fund, in 5% increments with such election to be effective on the last day of the quarter; provided, however, that any limitations on transfers imposed by any investment fund shall apply. The Administrator may, in its sole discretion, designate more frequent investment transfer dates if the Administrator deems it appropriate in light of the market volatility to which the investment alternatives may reasonably be expected to be subject.

         7.4 Investment Elections and Other Transactions By Officers. Notwithstanding any other provision of this Plan, except as hereinafter further limited, in the case of a Participant who is an officer as that term is used in
Section 16a-1, promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any similar rule which may subsequently be in effect (an Officer"), an election to transfer account balances to or from the Company stock fund established pursuant to the Trust (the "BanPonce Stock Fund") pursuant to
Section 7.3 shall be made only during the period and in the manner set forth in the Rules then in effect promulgated by the Securities and Exchange Commission under Section 16 of the 1934 Act which provide for exemptions from the provisions of Section 16 for transactions by certain persons in securities issued by certain employee benefit plans.

              Further, in the case of a Participant who is an Officer who engages in any transactions with the Plan which may be effected by Section 16 of the 1934 Act, such as making an election to discontinue tax-deferred deposits to the Banco Popular Fund, making a withdrawal from the BanPonce Stock Fund pursuant to Section 9.1 hereof, or securing certain loans pursuant to Section 9.2, the Participant shall be eligible to engage in further transactions with the Plan which may be effected by Section 16 of the 1934 Act, only in accordance with the Rules then in effect promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, which provide for exemptions from the provisions of Section 16 for transactions by certain persons in securities issued by certain employee benefit plans; provided, however, that if a longer period of ineligibility is applicable under
Section 9.1 hereof, such longer period shall apply.

                                    ARTICLE 8

                                    ACCOUNTS

         8.1 Separate Accounts. The following Accounts shall be maintained for each Participant:

              (1) a Before-Tax Deposit Account for each Participant who elects to direct the Employer to make contributions on his behalf pursuant to Section 4.1;

              (2) a Matching Employer Contribution Account for each Participant to which Employer matching contributions are allocated pursuant to Section 5.1;

              (3) a Bonus Matching Employer Contribution Account for each Participant to which Employer Bonus Matching Contributions are allocated pursuant to Section 5.2;

              (4)  a  Discretionary   Employer  Contribution  Account  for  each
Participant to which Employer discretionary contributions, if any, are allocated pursuant to Section 5.3, and

              (5) a Rollover Contribution Account for each Participant who is permitted to make a Rollover Contribution pursuant to Section 5.7.

         8.2 Adjusting the Value of the Account. As of the end of each Plan Year, the value of each of a Participant's Account shall be equal to:

              (1) The value of such  Account  at the end of the  preceding  Plan
Year;

              (2) Plus such Account's share of the income of the appropriate investment fund or funds attributable to Participant directed investment funds during such Plan Year;

              (3) Plus or minus such Account's share of the appreciation or depreciation in the value of the Trust attributable to Employer directed investment funds during such-Plan Year;

              (4) In the case of a Before-Tax Deposit Account, plus the contributions, if any, which are allocable to such Account during such Plan Year;

              (5) Minus the amount of any withdrawals made from such Account as of the end of the preceding Plan Year;

              (6) Minus the amount of any distribution paid from such Account during such Plan Year; and

              (7) For each Discretionary Employer Contribution Account, Matching Employer Contribution Account and Bonus Matching Employer Contribution Account only:

                  (1)  Plus  the   allocation   to  such   Account  of  Employer
contributions and forfeitures for the Plan Year ending on such date;

                  (2)  Plus  any  amount   restored  to  such  Account  after  a
Participant's reemployment in accordance with Section 5.6; and

                  (3) Minus the amount, if any, forfeited by the Participant from such Account as the result of his termination of employment with the Employer during such Plan Year.

         8.3 Valuation of Separate Accounts. As of each Valuation Date, the Administrator shall adjust the previous Account; balances for before tax deposits, matching contributions, discretionary employer contributions, after-tax contributions, earnings, gains losses, withdrawals, expenses, Participant loans and any Participant rollover and transfer contributions in order to obtain new Account balances.

         8.4 Determination of Fund Performance. For purposes of determining Account values, each Account's share of the income, appreciation and depreciation of each Investment Fund as of any Valuation Date shall be that proportion of the total income, appreciation or depreciation of such Investment Fund during such period that the average balance of such accounts during such period bears to the average balance of all such accounts in such investment, fund during such period. The value of each account, each Investment Fund, and the Trust fund as of the end of any period shall be the fair market value of such account or fund. The total before-tax deposits and after-tax deposits, if any, for the period will be reflected in said determination.

                                    ARTICLE 9
                         WITHDRAWALS DURING EMPLOYMENT

         9.1 Hardship Withdrawals. Upon the request of a Participant made in accordance with such uniform and nondiscriminatory-rules as the Administrator may prescribe, the Administrator shall permit a Participant to make a hardship withdrawal from his Before-Tax Deposit Account from the Plan prior to the Participant is termination of employment or Permanent Disability if the Trustee, in accordance with the provisions of Internal Revenue Regulation Section 1.401(k)-l(d)(2) and with the following paragraph, finds that such withdrawal is necessary because of the Participant's immediate and heavy financial need. The minimum amount that can be withdrawn under this Section 9.1 shall be $500. The maximum amount that can be withdrawn under this Section 9.1 shall be the least of (a) the amount which the Trustee, in accordance with the provisions of Internal Revenue Regulation Section 1.401(k)-l(d)(2) and with the following paragraph, deems to be necessary to meet the immediate and heavy financial need of the withdrawing Participant created by the hardship, (b) 50% of the lesser of: (i) the total of the Participant's before-tax deposits (determined without earnings) and (ii) the value of the Participant's Before-Tax Deposit Account, and (c) $50,000.

              For purposes of this Section, a distribution will be deemed to be on account of immediate and heavy financial need if the distribution is on account of:

              (1) Medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in Code Section 152) or expenses necessary for these persons to obtain medical care;

              (2)  Purchase   (excluding   mortgage  payments)  of  a  principal
residence for the Employee; or

              (3) Payment of tuition for the next year of post-secondary education for the Employee, his or her spouse, children or dependents.

              (4) The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

              Further, a distribution will be deemed to be necessary to satisfy the immediate and heavy financial need if the distribution is not in excess of the amount necessary to relieve the need and cannot be satisfied from other resources that are reasonably available to the Employee including other withdrawals and loans currently available under all plans maintained by the Employer.

              Hardship withdrawals under this Section 9.1 shall be charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionally.

              Any Participant receiving a hardship distribution must certify and agree to satisfy all of the following conditions:

              (1) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need:

              (2) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer or its Affiliates;

              (3) The Participant's before-tax deposits shall be suspended for at least twelve (12) months after the receipt of the hardship distribution; and

              (4) The Participant shall not be eligible to make any before-tax deposits until the first day of the first Plan Year following the first anniversary of the date on which the hardship distribution was made.

         9.2      Loans to Participants.

              (1) Upon the request of a Participant, made with the written consent of the Participant's spouse in accordance with Code Section 417(a)(4) and the regulations thereunder, the Trustee shall make loans to Participants under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to highly compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants; (3) loans shall-bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

              (2) Loans shall be made on such terms as the Administrator may prescribe, provided that the minimum loan is $500, that only one loan may be outstanding at any time, and that loan repayment, other than repayment in full on termination of employment or otherwise, shall be by payroll deduction only. Any such loan shall be evidenced by a note. Loans shall bear a rate of interest on the unpaid balance thereof equal to two (2) points over the prime rate set by Chase Manhattan Bank in effect on the date the loan is granted. The loan shall be secured by the Participant's Account.

              (3) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                  (1) $50,000 reduced by the excess (if any) or the highest outstanding balance of loan from the Plan to the Participant during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (2) one-half (2) of the present value of the non-forfeitable accrued benefit of the Employee under the Plan, and

                  (3) one-half (2) of the total of the Employee's Before-Tax Deposit Account, Matching Employer Contribution Account and Bonus Matching Employer Contribution Account determined on the Valuation Date preceding the date of the loan request.

                  For purposes of the limit in item (2) above, all plans of the Employer shall be considered one plan.

              (4) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.

              (5) Any loan made pursuant to this Section 9.2 where the vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse. Such written consent must be obtained within the ninety-day period prior to the date the loan is made.

              (6) Loans shall be an asset of the Participant's Accounts and shall be treated in the manner of a segregated account. Upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, upon the Participant's termination of employment, or upon termination of the Plan pursuant to Section 17.1, such loan shall become due and payable, and if not paid within ninety (90) days from the date of default the unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's segregated loan account; provided, that any unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's segregated loan account before any distribution to the Participant.

              Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

         9.3 Withdrawal and Loan Fees. Notwithstanding anything herein to the contrary, withdrawals and loans made pursuant to the provisions of this Article 9 shall be reduced by any fees imposed on such withdrawals and loans by third party administrators.

                                   ARTICLE 10

                                  DISTRIBUTIONS

         10.1 Retirement. A Participant whose employment is terminated on or after his sixty-fifth (65th) birthday shall be eligible to receive the full value of his Account as of the end of the Plan Year in which the termination occurs.

         10.2 Death. Subject to Section 10.5, the designated beneficiary of a Participant who dies during a Plan Year shall be eligible to receive the full value of the Participant's Account as of the end of the Plan Year in which the death of the Participant occurs.

         10.3 Permanent Disability. A Participant whose employment is terminated due to permanent disability shall be eligible to receive the full value of his Account as of the end of the Plan Year in which his disability is established to the satisfaction of the Administrator.

         10.4 Other Termination of Employment. If a Participant's employment is terminated other than in accordance with Section 10.1 through 10.3, he shall be eligible to receive 100% of the value of his Before-Tax Deposit Account and a percentage of the value of his Matching Employer Contribution Account, Bonus Matching Contribution Account and Discretionary Employer Contribution Account (his "vested interest") as determined below:

           YEARS OF                       VESTED
      CREDITED SERVICES                  INTEREST

         Less than 2                        0%
              2                            25%
              3                            50%
              4                            75%
          5 or more                       100%

The non-vested portion of a Participant's Account, if any, shall be forfeited as of the earlier of (i) the date the Participant receives his distribution; or
(ii) the date in which the Participant suffers his fifth (5th) consecutive one-year Break in Service, but is subject to reinstatement in accordance with
Section 5.5. For purposes of this Section, the Participant's Account will be valued as of the last day of such Plan Year. Such amounts will be distributed to the Participants as provided in Sections 10.7 and 10.8.

         10.5 Designation of Beneficiary. A Participant shall designate, upon such forms as may be provided for that purpose, a beneficiary or beneficiaries to whom distribution shall be made in the event of his death, and may, upon such forms as may be provided for that purpose, change or revoke his beneficiary or beneficiaries; provided, however, that in the event a married Participant designates a primary beneficiary other than his spouse, unless it is established to the Administrator's satisfaction that the spouse cannot be located, or unless such other circumstances as the Secretary of Treasury may by regulations prescribe exist, such designation, change or revocation shall not be effective unless the spouse consents in writing to such designation, and the spouse's consent acknowledges the effect of such election and is witnessed by a plan representative or a notary public. The designation, change, or revocation of a beneficiary or beneficiaries shall not be effective for any purpose unless and until it has been received by the Administrator or his designated representative during such Participants lifetime. If beneficiaries are named without specifying the proportions to each, distribution shall be made in equal shares to the named beneficiaries who shall be living at the time of distribution, or all to the survivor if only one beneficiary shall then be living.

              In the event that a Participant does not designate a beneficiary or beneficiaries in the manner above provided, or if for any reason such designation shall be legally ineffective or revoked, or if no designated beneficiary is living at the time any distribution is to be made, then the distribution shall be made by the Trustee to the then surviving members of the following classes of persons, with preference for classes in the order listed, in equal shares among class members should there be more than one class member then living:

              (1) Spouse;

              (2) Children (including children by adoption);

              (3) Parents (including adopting parents);

                  (4) Brothers and sisters (including brothers and sisters of the half blood and brothers and sisters by adoption); and

                  (5) The executor or administrator of the Participant's estate.

         10.6 Timing of Distributions. If a Participant's vested Account eligible for distribution pursuant to Sections 10.1, 10.3 or 10.4 is not and never was in excess of $3,500, the distribution will be made as soon as practicable following the end of the calendar quarter in which the termination occurred. If the Participant's vested Account eligible for distribution pursuant to Sections 10.1, 10.3 or 10.4 is or ever was in excess of $3,500, distribution will be made on the later of (i) as soon as administratively feasible following the end of the calendar quarter in which termination of employment occurs, or
(ii) as soon as administratively feasible following the Participant's written request for distribution. Further, distribution to an alternate payee pursuant to a qualified domestic relations order (QDRO), as defined in Code Section 414(p), may be made as soon as practicable following the alternate payee's written request for distribution in accordance with the terms of the QDRO. Finally, a Participant whose vested Account is 0% shall be deemed to have received a lump sum distribution upon termination of employment.

              Provided, however, notwithstanding anything herein to the contrary, payment of benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur: (i) the Participant attains age sixty-five (65) or, if earlier, his Normal Retirement Age; (ii) ten (10) Plan Years have elapsed from the time the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Employer. Further, notwithstanding any provision in this Plan to the contrary, a Participant's benefits shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the later of the following occurs: (i) he attains age seventy and one half (70 l/2), or (ii), except for Participants who are 5% Owners, he retires. Alternatively, distributions to a Participant must begin no later than April 1 following such calendar year and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated beneficiary).

         10.7     Manner of Benefit Distribution.

              (1) The Administrator shall direct the Trustee to distribute to a Participant or his beneficiary any amount to which he is entitled under the Plan in a lump sum or in substantially equal monthly, quarterly, semi-annual or annual installments over a period determined by the Participant or beneficiary. If a distribution is made in installments, such distribution shall be taken pro rata from the Participant's subaccounts in the investment funds and the Participant shall retain his transfer rights as provided in Section 7.3.

              (2) Lump sum distribution of a Participant's Account shall generally be made in cash; provided, however, if a Participant or beneficiary makes a written election for a stock distribution of the portion of that Participant's Account invested in the BanPonce Stock Fund shall be in shares of common stock of BanPonce and cash in lieu of a fractional share. Lump sum distribution of a Participant's interest in the other investment funds shall be made in cash. Installment distributions of a Participant's Account shall be made in cash.

              (3) If the  Participant's  entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's eligible spouse is not the beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

              (4) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Paragraph, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this paragraph, the following terms shall have the following meaning:

                  (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

              (5) If a distribution-is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-ll(c) of the Income Tax Regulations is given, provided that:

                  (1) the Administrator clearly informs the Employee that the Employee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and

                  (2) the Employee, after receiving the notice, affirmatively elects a distribution.

         10.8 Manner of Distribution and Timing of Death Distributions. The distribution of a deceased Participant's Account will normally be made as soon as practicable following the end of the Plan Year in which the benefits become due if the deceased Participant's Account is not and never was in excess of $3,500. If a deceased Participant's vested Account eligible for distribution pursuant to Section 10.2 is or ever was in excess of $3,500, distribution will be made on the later of (i) as soon as practicable following the Participant's death, or (ii) as soon as practicable following the beneficiary's written request for distribution. Payments will be made as provided in Section 10.7. If the Participant's surviving spouse is her beneficiary, the provisions of the second paragraph of Section 10.7 shall apply to any distribution to the surviving spouse.

              If a Participant dies before he receives distribution of his Account, the deceased Participant's Account shall be distributed within five (5) years after the date of the Participant's death. However, notwithstanding anything herein to contrary, if the distribution of a Participant's Account has begun pursuant to Section 10.7 and the Participant dies after the required commencement date under Section 10.6 but before the Participant's entire account has been distributed, the remaining portion of the deceased Participant's Account shall be distributed at least as rapidly as under the method in effect on the date of the Participant's death. Further, if the deceased Participant designates his surviving spouse as his beneficiary, the distribution need not be made earlier than the date on which the deceased Participant would have attained age seventy and one-half (702). If the surviving spouse dies before distribution is made, this Section 10.8 shall be applied as if the surviving spouse was the Participant.

         10.9 Limitations on Benefits and Distributions. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p).

         10.10 Distributions Payable to Incompetents. If any person entitled to distribution payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his own best interest and advantage, the Administrator, in the exercise of his discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:

              (1) Directly to such person;

              (2) To his legal guardian or conservator; or

              (3) To his spouse or to any other person, to be expended for his benefit.

              The decision of the Administrator will, in each case, be final and binding upon all persons, and the Administrator shall not be obliged to see to the proper application or expenditure of any payment so made. Subject to the claims review provisions of Section 14.2, any payment made pursuant to the power herein conferred upon the Administrator shall operate as a complete discharge of all obligations under the Plan as to such payments.

         10.11  Distribution  of  Before-Tax   Deposits.   In  no  event  may  a
Participants before-tax deposits be distributed earlier than:

              (1) a Participant's separation from service, death or disability;

              (2) termination of the Plan without the establishment of a successor plan;

              (3) the date of the sale by the Employer of substantially all the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets;

              (4) the date of the sale by the Employer of the Employer's interest in a subsidiary (within the meaning. of Code Section 409(d) (3) ) with respect to an Employee who continues employment with such subsidiary; or

              (5) the attainment of age fifty-nine and one-half (592).

                                   ARTICLE 11
                                NON-ASSIGNABILITY

         It is a condition of the Plan to which all rights of any person shall be subject, that payments hereunder shall be made only to those persons entitled thereto under the terms of this Plan, and no right or interest in the Plan or the Trust shall be transferable or assignable; such right or interest may not be anticipated, charged or encumbered, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge or bankruptcy) in satisfaction of any debt, liability, or obligation prior to its receipt; provided, however, that notwithstanding any provisions of the Plan or the Trust to the contrary, compliance with a domestic relations order of a court of competent jurisdiction which the Administrator finds to be a "qualified domestic relations order" within the meaning of the Code shall not be prohibited hereunder and shall satisfy all provisions of the Plan and the Trust.

                                   ARTICLE 12
                                 TRUST AGREEMENT

         The Company has entered into the Trust with the Trustee establishing a Trust to fund and implement the Plan. The Trust shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any person under the Plan shall be subject to all of the terms and provisions thereof.

                                   ARTICLE 13
                          MANAGEMENT AND ADMINISTRATION

         13.1 Administrator. The Administrator, which may be one or more individuals, shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. The Administrator shall have full power and authority, within the limits of the Plan and the Trust, to supervise the operation and administration of the Plan and the Trust. The Administrator shall from time to time establish rules for the administration of the Plan and the Trust including the establishment of procedures for making claims and appealing decisions under the Plan. The Administrator shall have the exclusive right to interpret the Plan and the Trust and decide any matters arising hereunder in the administration and the operation of the Plan and the Trust, and any interpretations or decisions so made will be conclusive and binding on any persons having an interest-in the Plan and the Trust and will be determined and applied so as not to discriminate in favor of Participants who are officers, shareholders or highly compensated employees. The Employer shall be deemed to be the "named fiduciary" under the Plan within the meaning of ERISA, and the Administrator shall be deemed to be the "named plan administrator."

         13.2 Claims Review Procedure. A Participant or beneficiary shall make all claims for benefits under the Plan in writing addressed to the Administrator at the address of the Company. Each claim shall be reviewed by the Administrator within a reasonable time after it is submitted, but in no event longer than ninety (90) days after it is received by the Administrator. If a claim is wholly or partially denied, the claimant shall be sent written notice of such fact within fourteen (14) days of the denial. The denial notice, which shall be written in a manner calculated to be understood by the claimant, shall contain
(a) the specific reason or reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure.

              Within sixty (60) days after receipt by the claimant of written notice of the denial, the claimant or his duly authorized representative may appeal such denial by filing a written application for review with the individual or individuals to whom the power to review claims has been delegated by the Employer. Such application shall be addressed to the Employer and may include a statement of the issues and other comments. Each such application shall state the grounds upon which the claimant seeks to have the claim reviewed. The claimant or his representative shall have access to all pertinent documents relative to the claim for the purpose of preparing the application. The delegated reviewer shall then review the decision and notify the claimant in writing of the results of the redetermination within sixty (60) days of receipt of the application for review, which decision shall be in writing, written in a manner calculated to be understood by the claimant and induce specific reasons for the decision and specific reference to the pertinent Plan provisions on which the decision is based. The sixty (60) day period for the decision of the delegated reviewer may be extended if specific circumstances require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but no later than one hundred (120) days after receipt of the application for review.

         13.3 Delegation. The Administrator shall have the right, from time to time, to delegate in writing to any individual member of the Administrator or group of members of the Administrator, or to any other person or persons, subject to, such terms, conditions and restrictions as they may prescribe, such of their rights, powers, authorities, discretions and duties hereunder, except those dealing with interpretation of the provisions of the Plan, as they shall determine; and all actions taken by any such person or persons pursuant to and in accordance with any such delegations shall be effective and binding upon all parties to the same extent as though taken by the Administrator.

         13.4 Expenses of Administration. All expenses and liabilities incurred in connection with the administration of the Plan may be paid by the Employee, but if not so paid shall be paid from the Trust.

                                   ARTICLE 14
                                 EMPLOYER RIGHTS

         14.1 Employer's Interest in Trust. The Trust and Plan hereby created shall be maintained for the exclusive benefit of Participants and their beneficiaries, and is intended to Qualify under Code Sections 401(a) and 501(a) and under ERISA, as amended from time to time. In no event shall the Company or any other employer have any right, claim, or beneficial or reversionary interest in any Trust assets, and the Trustee shall make no payment or other distribution to the Company or any other employer except to repay loans made by the employer to the Trust and interest thereon, or taxes which the Company or any other employer is obligated to withhold and remit to tax collecting agencies and to return to the Company or any other employer a contribution made by a mistake of fact within one year of such contribution; but nothing contained in the Trust agreement shall be construed to impair the Company's right to see to the proper administration of the Trust in accordance with Plan provisions.

         14.2 Inspection of Records. The Employer shall have the right to have the books, accounts and records of the Trustee examined at any time, or from time to time, by such accountants, attorneys, agents or employees as the Employer may select, and to make such copies of, or extracts from, such books, accounts and records as the Employer desires. The cost c, such examination and report shall be paid by the Employer.

         14.3 Amendment. The Company alone reserves the right by action of the Board to amend the Plan at any time, and from time to time. The Company shall promptly notify the Trustee of any amendment. However, the Trustee's duties and responsibilities may not be increased without their consent, and no such amendment shall vest in the Company or any other employer any right, title or interest in and to Trust assets, divest Participants or their beneficiaries of any vested rights in their accounts, or allow any part of Trust assets to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries within the meaning of the Code and ERISA, as amended from time to time except to the extent necessary to conform the Plan and Trust to the requirements of any applicable future legislation, regulation or other rule of law.

         14.4 Employment Rights. This Plan shall not be construed to create a contract of employment between an Employer and any Participant, to create a right in any Participant to be continued in employment, or to limit an Employers right to discharge any Participant with or without cause.

         14.5 Employer Liability. The Employer does nor in any manner guarantee that the Trust will not sustain losses, that Trust assets will not depreciate or that the value of the Trust may not otherwise be reduced.

                                   ARTICLE 15
                                   AFFILIATES

         15.1 Adoption By Affiliates. Notwithstanding anything herein to the contrary, with the consent of the Employer, any Affiliate may adopt this Plan and all of the provisions hereof, and participate herein by a properly executed separate document or by executing this document evidencing said intent and will of such Affiliates.

         15.2     Requirements of Affiliates.

              (1) Each such Affiliate shall be required to use the same Trustee as provided in this Plan.

              (2) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust all contributions made by the Employer and Affiliates, as well as all increments thereof.

              (3) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust shall be paid by each Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total amount standing to the credit of all Participants.

         15.3 Designation of Agent. Each Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Employer as related to its adoption of the Plan.

         15.4 Employee Transfers. It is anticipated that an Employee may be transferred between Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

         15.5 Discontinuance of Participation. Any Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other Trust assets allocable to the Participants of such Employer to such new Trustee as shall have been designated by such Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the employees of said Employer. In no such event shall any part of the corpus or income of the Trust as it relates to such Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Employer.

         15.6 Administrator's Authority. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Employers and all Participants, to effectuate the purpose of this Article 15.

                                   ARTICLE 16
                           CONDITION OF QUALIFICATION

         This Plan is established and contributions thereto are made on the condition that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and Regulations issued thereunder with respect to employees' trusts. If it is determined by the Internal Revenue Service that this Plan is not so approved and qualified and if this Agreement is not amended so as to be approved and qualified or if the Employer elects to litigate the issue of qualification and if it is finally determined that this Plan is not qualified or if the Employer abandons the litigation, then at the Employer's election the interest of all then living Participants and beneficiaries under this Plan shall cease and terminate to the same extent as though this Plan had not been executed and Trustee shall pay to the Employer all amounts in the Trust less the costs and expenses of the Plan (and Trust).

                                   ARTICLE 17
                                   TERMINATION

         17.1 Event of Termination. The Company alone reserves the right to terminate the Plan and Trust by giving written notice to the Trustee at any time, in which event there shall be no Employer duty to make contributions to the Trust for the year in which such notice is given. A permanent discontinuance of Employer contributions shall constitute a termination of the Plan as to the Employees of the Employer. However, the Company reserves the right to suspend its contribution for any year, without terminating the Plan, by providing written notice to the Trustee not less than thirty (30) days prior to the beginning of such year.

         17.2 Effect of Termination. Upon the termination or partial termination of the Plan and Trust, each Participant affected by such termination or partial termination or his beneficiary or beneficiaries, as the case may be, shall be entitled to 100% of his account, determined on the termination dated as if it were a Valuation Date. Distribution, in the event of a termination or partial termination of the Plan, shall be made by the Trustee in one sum or in substantially equal installments during a period not exceeding one year following such termination. In the case of complete termination, when all Trust assets have been distributed, the Trustee shall be discharged, but the Trust shall nevertheless continue as a legal entity during the period for the purpose of distributing all property to the persons entitled thereto.

                                   ARTICLE 18
                      TRANSFERS, MERGERS AND CONSOLIDATIONS

         The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merge, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                   ARTICLE 19
                                   SUCCESSORS

         This Plan shall be binding upon all persons entitled to distributions hereunder, their respective heirs, next-of-kin and legal representatives; and upon the Employer, its successors and assigns.

                                   ARTICLE 20
                           INTERPRETATION OF AGREEMENT

         20.1 Interpretation of Plan. The Administrator may, from time to time, adopt resolutions for carrying out the purposes of the Plan. All questions of interpretation of the Plan, or amendments thereto, or the resolutions pertaining thereto, or relating to any matter of accounting, values, profits or any other matters or differences which may arise, shall be determined solely by the Administrator, and except as otherwise provided in Section 13.1, the decisions of the Administrator shall be final and conclusive upon all Participants and their beneficiaries hereunder.

         20.2 Forms. The Administrator may prescribe or provide for appropriate forms to be used by Participants of the Plan.

         20.3 Applicable Law. Since the Administrator's domicile is in the State of Illinois, and since it is contemplated that the situs of administration of the Plan will be in such State, all rights under the Plan shall be governed, construed and administered in accordance with the laws of the State of Illinois to the extent such law is not superseded by ERISA.

         IN WITNESS WHEREOF, BanPonce Corporation has caused this instrument to be signed by its duly authorized officer as of this 7th day of July, 1997.

                                                     BANPONCE CORPORATION

Attest:

                                                    By: [Roberto Herencia]
[Phyllis Robinson]                                      Executive Vice-President
Assistant Secretary

                                   APPENDIX I

                              TOP-HEAVY PROVISIONS

         (1) Top-Heavy Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions or this Appendix I will supersede any conflicting provisions in the Plan.

         (2) Definitions of Terms. For purposes of this Appendix I, the following words and terms shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by context.

              (1) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

              (2)   Determination   Period.   The  Plan  Year   containing   the
Determination Date and the four (4) preceding Plan Years.

              (3) Key Employee. Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Determination Period was:

                   (1) An officer of an Employer whose annual Compensation is greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year; provided, however, that no more than the lesser of:

                        (1) fifty (50)  employees,  or the  greater of (i) three
(3) Employees or (ii) 10% all Employees, shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five (5) year period;

                        (2) An owner (or  considered an owner under Code Section
318) of one (1) of the ten (10) largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), if two (2) Employees have the same interest in the Employer, then the Employee having greater annual Compensation shall be treated as having a larger interest;

                        (3) A 5% owner of an Employer; or

                        (4) A 1% owner of an Employer or affiliate who has an annual Compensation of more than $150,000.

                        The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder. Further, for purposes of this Appendix, Compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

              (4) Non-Key Employee. An Employee who is not a Key Employee.

              (5) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

              (6) Present Value of Accrued Benefits. Present Value of Accrued Benefits shall be based on the interest and mortality rates specified in the defined benefit plan for determining the top-heavy status of the Plan. If the defined benefit plan does not specifically provide for this determination, the Present Value of Accrued Benefits shall be based on 5% interest per annum and, on the 1984 Unisex Pension mortality tables.

              (7) Required Aggregation Group.

                   (1) Each Qualified Plan of the Employer in which at least one
(1) Key Employee participates; and

                   (2) Any other Qualified Plan of the Employer which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or 410.

              (8) Top-Heavy Plan. This Plan is a Top Heavy Plan if any of the following conditions exist:

                   (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation of Group or Permissive Aggregation Group of plans;

                   (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%; or

                   (3) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

              (9) Top-Heavy Ratio:

                   (1) If the Employer maintains one (1) or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, the Top-Heavy

Ratio is a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any account distributed in the five (5) year period ending on the Determination Date and any amount distributed in the five (5) year period ending on the Determination Date from a terminated plan which, if it has not been terminated, would have been part of a Required Aggregation Group), and the denominator of which is the sum of all Accounts (including any part of any Account distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date. However, if an individual has not been an Employee with respect to the Plan and has not performed services for the Employer during the five (5) year period ending on the Determination Date, the Account of that individual shall be disregarded. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

                   (2) If the Employer maintains one (1) or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of Accounts under the defined contribution plans for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the Accounts under the defined contribution plans for all Participants and the Present Value of Accrued Benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an Account or an Accrued Benefit made in the five (5) year period ending on the Determination
Date and any contribution due but unpaid as of the Determination Date, and any amount distributed in the five (5) year period ending on the Determination Date from a terminated plan which, if it had not been terminated, would have been part of a Required Aggregation Group. However, if an individual has not been an Employee with respect to the Plan and has not performed services for the Employer during the five (5) year period ending on the Determination Date, the Account and the Accrued Benefit of that individual shall be disregarded.

                   (3) For purposes of (1) and (2) above, the value of Accounts and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date. The Accounts and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Accounts and Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (3) Minimum Vesting Schedule. For any Plan Year in which this is a Top-Heavy Plan, the following vesting schedule shall apply, to the extent that the following vesting schedule is more favorable than the vesting schedule which normally applies;

                                                           Vested Percentage
 Years of Service                                           (Nonforfeitable)
Less than 2                                                        0%
2                                                                 20%
3                                                                 40%
4                                                                 60%
5                                                                 80%
6 or more                                                        100%


              The minimum vesting schedule applies to all Accounts within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including allocations credited before the Effective Date of Code
Section 416 and allocations credited before the Plan became a Top-Heavy Plan. Further, no reduction in vested Accounts may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this section does not apply to the Account of any Employee who does not have an Hour-of-Service after the Plan has initially become a Top-Heavy Plan and such Employee~s Account attributable to Employer contributions will be determined without regard to this section.

         If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of a change in Top-Heavy Plan status, such shift is an amendment to the vesting schedule and the election below applies:

              (1) If the vesting schedule under this Plan is amended, each Participant who has completed at least three (3) years of Credited Service may elect, during the election period specified in (b) below, to have the vested percentage of his or her Account determined without regard to such amendment.

              (2) For purposes of (a) above, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of ;he following dates:

                   (1) The date occurring sixty (60) days after the Plan amendment is adopted; or

                   (2) The date which is sixty (60) days after the day on which the Plan amendment becomes effective; or

                   (3) The date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Administrator; or

                   (4) Such later date as may be specified by the Administrator.

              The election provided for in this Section shall be made in writing and shall be irrevocable when made.

              For the purposes of Section III and IV, years of Credited Service shall not include:

              (a) years of Credited Service before age eighteen (18); or

              (b) years of Credited Service during which the Employer did not maintain the Plan or a predecessor plan.

         (4) Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section III shall continue to apply in determining the vested percentage of any Participant who had at least three (3) years of Credited Service as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

              For Participants with less than three (3) years of Credited Service, the schedule in Section III shall apply only to their Accounts as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

         (5) Maximum Benefit Exception. Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in a Plan that is Top-Heavy, the minimum contribution benefit shall be made in accordance with the provisions of Code Section 416(c)(2).

         (6) Nonduplication of Top-Heavy Minimum Benefits. Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit plan, and both such plans are Top-Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined contribution plan allocations and the full separate defined benefit plan benefit. Therefore, the Employer may satisfy the minimum benefit requirement of Code Section 416(c)(1)(E) for the Non-Key Employee by providing any combination of benefits and/or contributions that satisfy any one of the four safe harbor rules of Regulation 1.416-l(m-12).

         (7)      Minimum Benefit.

              (1) Except as otherwise provided in (c) and (d) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B), of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service, or (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or (iii) Compensation less than a stated amount.

              (2) For purposes of computing the minimum allocation, Compensation will mean Compensation as defined in Regulation Section 1.416-1.

              (3) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

              (4) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in such other plan or plans that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

                                   APPENDIX A

                MERGER OF COMBANCORP EMPLOYEES STOCK SAVINGS PLAN

         1-1. Purpose. Effective March 1, 1997 (the "Merger Date"), the COMBANCORP Employees Stock Savings Plan, as last amended, restated and renamed effective January 1, 1995, (the "COMBANCORP Plan") is hereby merged into this Plan. Certain of the individuals who are employees of COMBANCORP immediately prior to the Merger Date ("COMBANCORP Employees") will become Employees eligible to participate in the Plan on the Merger Date. It is the purpose of this Appendix A to provide for the merger into this Plan of the COMBANCORP Plan, and the participation in the Plan of the COMBANCORP Employees, both effective as of the Merger Date.

         1.2. Participation in the Plan. Each COMBANCORP Employee who is a participant in the COMBANCORP Plan immediately preceding the Merger Date will become eligible to participate in the Plan on the Merger Date.

         1-3. Transfer and Merger of COMBANCORP Accounts. Effective as of the Merger Date: (i) a "COMBANCORP Before-Tax Account" will be established for each COMBANCORP Employee's Pretax Deferred Account under the COMBANCORP Plan; (ii) a "COMBANCORP Matching Employer Contribution Account" for each COMBANCORP Employee's Employer Matching Account and Qualified Employer Contribution Account under the COMBANCORP Plan; and (iii) a "COMBANCORP Discretionary Employer Contribution Account" for each COMBANCORP Employee's Employee Stock Ownership Account under the COMBANCORP Plan; (collectively referred to as the "COMBANCORP Accounts"). From and after the Merger Date, the amount in each of the COMBANCORP Accounts will be 100% nonforfeitable. Amounts held in COMBANCORP Accounts will be subject to the provisions of the Plan (except insofar as they conflict with paragraph A-4 and A-5 below) and to the provisions of paragraphs A-4 and A-5 below.

         1-4. In-Service Withdrawals. This section shall apply only to the lesser of (a) amounts transferred to this Plan from the COMBANCORP Plan and (b) the value of such amounts at any point in time. Notwithstanding any other provisions in the Plan to the contrary, subject to the approval of the Administrator, a Participant who has attained age fifty-nine and one-half (59-1/2) may elect, in accordance with such rules as the Administrator may prescribe, to have his COMBANCORP Accounts, valued as of the last Valuation Date if applicable, distributed to him on or after the date he attains age fifty-nine and one-half (59-1/2) in the form of a single lump sum.

         1-5. Loans. Notwithstanding anything in the Plan to the contrary, for COMBANCORP Employees, Section 9.2(c)(3) of the Plan shall read as follows:

               "(3) the greater of: (i) one-half (2) of the total of the Employee's Before-Tax Deposit Account, Matching Employer Contribution Account and Bonus Matching Contribution Account determined on the Valuation Date preceding the date of the loan request, and (ii) one-half (2) of the balance of the Participant's COMBANCORP Accounts as of the Merger Date."

                                   APPENDIX B

          MERGER OF PIONEER BANK AND TRUST COMPANY PROFIT SHARING PLAN

         B-1. Purpose. Effective April 1, 1997 (the "Merger Date"), the Pioneer Bank and Trust Company Profit Sharing Plan, as last amended, restated effective January 1, 1987, (the "Banco Popular, Illinois Plan") is hereby merged into this Plan. Certain of the individuals who are employees of Banco Popular, Illinois immediately prior to the Merger Date ("Banco Popular, Illinois Employees") will become Employees eligible to participate in the Plan on the Merger Date. It is the purpose of this Appendix B to provide for the merger into this Plan of the Banco Popular, Illinois Plan, and the participation in the Plan of the Banco Popular, Illinois Employees, both effective as of the Merger Date.

         B-2. Participation in the Plan. Each Banco Popular, Illinois Employee who is a participant in the Banco Popular, Illinois Plan immediately preceding the Merger Date will become eligible to participate in the Plan on the Merger Date.

         B-3. Transfer and Merger of Banco Popular. Illinois Accounts. Effective as of the Merger Date: (i) a "Before-Tax Deposit Account" will be established for each Banco Popular, Illinois Employee's 401(k) Account under the Banco Popular, Illinois Plan; (ii) a "Banco Popular, Illinois Matching Employer Contribution Account" for each Banco Popular, Illinois Employee's Bank Matching Account under the Banco Popular, Illinois Plan; (iii) a "Banco Popular, Illinois Discretionary Employer Contribution Account" for each Banco Popular, Illinois Employee's Bank Profit Sharing Account under the Banco Popular, Illinois Plan; and (iv) a "Banco Popular, Illinois Transferred BP Employee Account" for each
Banco Popular, Illinois Employee's Transferred BP Employee Account under the Banco Popular, Illinois Plan. From and after the Merger Date, the amount in each of the Banco Popular, Illinois Before-Tax Deposit Accounts, Banco Popular, Illinois Matching Employee Contribution Accounts and the Banco Popular, Illinois Transferred BP Employee Accounts will be 100% nonforfeitable. Amounts held in Banco Popular, Illinois accounts will be subject to the provisions of the Plan (except insofar as they conflict with paragraph B-4 and B-5 below) and to the provisions of paragraphs B-4 and B-5 below.

         B-4. In-Service Withdrawals. After a period of participation in the Plan (and predecessor thereto) of not less than three (3) years, each Participant with a Banco Popular, Illinois Transferred BP Employee Account may withdraw an amount not in excess of 50% of the amount of his Banco Popular, Illinois Transferred BP Employee Account that had accrued up through September 1, 1994. Notice of any such withdrawal must be made in writing to the Administrator not later than the first day of May of the Plan Year on which the Participant intends to make the withdrawal and the amount of the withdrawal will be disbursed to the withdrawing Participant on the first day of June following the notice to the Administrator.

Withdrawals in accordance with this Section B-4 will be made only from funds accumulated prior to January 1, 1978.

         B-5 Loans. Notwithstanding anything in the Plan to the contrary, for Banco Popular, Illinois Employees, Section 9.2(c)(3) shall read as follows:

               "(3) the greater of : (i) one-half (2) of the total of the Employee's Before-Tax Deposit Account, Matching Employer Contribution Account and Bonus Matching Contribution Account determined on the Valuation Date preceding the date of the loan request, and (ii) one-half (2) of the vested Banco Popular, Illinois accounts determined as of the Merger Date not to exceed the sum of the Banco Popular, Illinois 401(k) Account, the Banco Popular, Illinois Matching Employer Contribution Account both determined as of the Merger Date. Plus, for non-highly compensated Transferred BP Employees, the balance in the
               Transferred BP Employee's Transferred Profit Sharing Account accrued through September 1, 1994."

                                   APPENDIX C

                         MERGER OF NATIONAL BANCORP INC.
                           401(K) PROFIT SHARING PLAN

         C-1. Purpose. Effective as soon as practicable following June 1, 1997 (the "Merger Date"), the National Bancorp Inc. 401(k) Profit Sharing Plan, as last amended and restated effective January 1, 1994, (the "National Bancorp Plan"), which is sponsored by AmericanMidwest Bank & Trust, is hereby merged into this Plan. Certain of the individuals who are employees of AmericanMidwest Bank & Trust immediately prior to the Merger Date (the "AmericanMidwest Employees") will become Employees eligible to participate in the Plan on the Merger Date. It is the purpose of this Appendix C to provide for the merger into this Plan of the National Bancorp Plan and the participation in the Plan of the AmericanMidwest Employees, both effective as of the Merger Date.

         C-2. Participation in the Plan. Each AmericanMidwest Employee who is a participant in the National Bancorp Plan on May 31, 1997 who becomes an Employee on June 1, 1997 will become eligible to participate in the Plan on June 1, 1997.

         C-3. Transfer and Merger of National Bancorp Accounts. Effective as of the Merger Date: (i) a "National Bancorp Elective Deferral Account" will be established for each AmericanMidwest Employee's Elective Deferral Account under the National Bancorp Plan; (ii) a "National Bancorp Employer Contribution Account" for each AmericanMidwest Employee's Employer and matching contributions under the National Bancorp Plan; and (iii) a "National Bancorp Rollover Contribution Account" for each AmericanMidwest Employee's Rollover Account under the National Bancorp Plan; (collectively referred to as the "National Bancorp Accounts"). From and after the Merger Date, all Participant's National Bancorp Accounts will be 100% nonforfeitable.

         C-4.     Optional Forms of Distribution.

              Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions of the National Bancorp Accounts transferred to this Plan, valued as of the Merger Date, for the benefit of AmericanMidwest Employees who have become Participants hereunder as of the Merger Date.

              (a) The optional forms of retirement benefit shall be (1) in a lump sum; (2) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary; or (3) applied to the purchase of an annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates. If installment payments are elected, the balance of the Participant's National

Bancorp Accounts payable pursuant to the provisions of this Section, if any, will be payable on the Participant's death to his beneficiary in a single sum.

              (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed the life expectancy of the beneficiary and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the beneficiary is no; the spouse of the deceased Participant.

              (c) If the  Participant's  entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use o the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's eligible spouse is not the beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

               (d) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code Section 417) unless the
                    Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

         C-5. Hardship Withdrawals. This section shall only apply to amounts transferred from the National Bancorp Plan into this Plan for an AmericanMidwest Employee as of the Merger Date. Each AmericanMidwest Employee shall be permitted to make a hardship withdrawal of up to his entire National Bancorp Accounts balance.

         C-6. Loans. Notwithstanding any other provision in the Plan to the contrary, all outstanding loans that an AmericanMidwest Employee has as of the Merger Date shall continue to be repaid pursuant to the terms of such outstanding loans. Effective as of the Merger Date, each AmericanMidwest Employee shall be permitted to make one loan under the Plan pursuant to Section
9.2. However, any outstanding loans that an AmericanMidwest Employee had under the National Bancorp Plan as of the Merger Date shall not be considered when applying the limitation on the number of loans which can be outstanding at any time under the Plan. Further, an AmericanMidwest Employee shall be permitted to make the loan from his entire National Bancorp Accounts balance.

                             AMENDMENT NO. 1 TO THE

         AMENDED AND RESTATED BANPONCE U.S.A. PROFIT SHARING/401(K) PLAN

         This Amendment No. 1 to the Amended and Restated BanPonce U.S.A. Profit Sharing 401(k)/P1an is made this 15th day of October, 1998 by Popular, Inc. as plan sponsor ("Sponsor").

                                 R E C I T A L S

         Effective March 1, 1997, the Sponsor adopted the Amended and Restated BanPonce U.S.A. Profit Sharing/401(k) Plan (the "Plan"), intending that the Plan qualify under the applicable provisions of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974, as both have been and may be amended from time to time, to be a qualified Plan. Pursuant to the powers reserved to it in the Plan, the Sponsor hereby adopt this Amendment No. 1 to the Plan effective, except as otherwise noted herein, March 1, 1997.

                                   AMENDMENTS

         1. Section 5.7 of the Plan is hereby amended effective November 1, 1998 to read as follows:

               5.7 Rollover Contributions. An Employee who receives or is credited with a distribution described in subsection (a), (b) or
               (c) of this Section may make a special contribution to this Plan, which contribution will hereafter be referred to as a "Rollover Contribution." In making a Rollover Contribution, the Employee must transfer, or direct the transfer of, cash equal to the value of all or part of the property the Employee received or is entitled to receive in the distribution to the Trustees, to the extent the fair market value of such property exceeds an amount equal to after tax contributions made by the Employee to the plan from which the distribution is being made. In addition, prior to the acceptance of a Rollover Contribution, the Employer may require the submission of such evidence as the Employer deems necessary or desirable to enable it to determine whether the transfer qualifies as a Rollover Contribution. If the Employer determines subsequent to any Rollover Contribution that any such Rollover Contribution did not in fact qualify as such, the value of such Rollover Contribution shall be immediately distributed to the Employee. For purposes of this Section 5.7, the following shall be eligible to be treated as a Rollover Contribution:

                    (a) A distribution  to an Employee from an employee's  trust described in Code Section 401(a), which trust is exempt from tax under Code Section 501(a), or from an annuity plan qualified under Code Section 403(a), which distribution qualifies for rollover treatment pursuant to the Code, which was received by the Employee not earlier than sixty (60) days prior to the date the Rollover Contribution is credited to the Trust; or

                    (b) A distribution to an Employee from an Individual Retirement Account or an Individual Retirement Annuity (other than an endowment contract) within the meaning of Code Section 408(a) or 408(b), the assets of which are derived solely from a rollover or transfer thereto of a prior distribution to the Employee described in (a) above, which was received by the Employee not earlier than sixty (60) days prior to the date the Rollover Contribution is credited to the Trust; or

                    (c) A  distribution  directly  to the Plan from an  eligible retirement plan (as defined in Code Section 401(a)(31)(D)) of all or any portion of the balance to the credit of the Employee, except that the following amounts shall not be included: any distribution that is one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distribute or the joint lives (or Joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and that portion of any distribution that would not have been includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) if it would have been distributed directly to the Employee.

         2. The second paragraph of Section 10.6 of the Plan is hereby amended to read as follows:

         Provided, however, notwithstanding anything herein to the contrary, payment of benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:
(i) the Participant attains age sixty-five (65) or, if earlier, his Normal Retirement Age; (ii) ten (10) Plan Years have elapsed from the time the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Employer Notwithstanding any provision in this Plan to the contrary, a Participant's benefits shall be distributed to him not later than April 1 of the calendar year following the later of the calendar year in which: (a) he attains age seventy and one half (702), (ii) for a Participant who is not a 5% Owner and who reaches age seventy and one-half (702) prior to December 31, 1998, if the Participant elects to defer distribution in accordance with such rules and procedures as are determined by the Administrator he retires, or (iii) for a Participant who is not a 5% Owner and who reaches age seventy and one-half (702) after December 31, 1998, he retires. Alternatively, distributions to a Participant must begin no later than April 1 following such calendar year and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated beneficiary).

         3. The first paragraph of Section 10.6 of the Plan is hereby amended, effective January 1, 1998, to read as follows:

               10.6 Timing of Distributions. If a Participant's vested account eligible for distribution pursuant to Sections 10.1, 10.3 or 10.4 is not and never was in excess of $5,000, the distribution will be made as soon as practicable following the end of the calendar quarter in which the termination occurred. If the Participant's vested Account eligible for distribution pursuant to Sections 10.1, 10.3 or 10.4 is or ever was in excess of $5,000, distribution will be made on the later of (i) as soon as administratively feasible following the end of the calendar quarter in which termination of employment occurs, or
          (ii) as soon as administratively feasible following the Participant's written request for distribution. Further, distribution to an alternate payee pursuant to a qualified domestic relations order
          (QDRO), as defined in Code Section 414(p), may be made as soon as practicable following the alternate payee's written request for the distribution in accordance with the terms of the QDRO. Finally, a Participant whose vested Account is 0% shall be deemed to have received a lump sum distribution upon termination of employment.

         4. The first paragraph of Section 10.8 of the Plan is hereby amended, effective January 1, 1998, to read as follows:

               10.8 Manner of distribution and Timing of Death Distribution. The distribution of a deceased Participant's Account will normally be made as soon as practicable following the end of the Plan Year in which the benefits become due if the deceased Participant's Account is not and never was in excess of $5,000. If a deceased Participant's vested Account eligible for distribution pursuant to Section 10.2 is or ever was in excess of $5,000, distribution will be made on the later of (i) as soon as practicable following the Participant's death, or (ii) as soon as practicable following the beneficiary's written request for distribution. Payments will be made as provided in Section 10.7. If the Participant's surviving spouse is her beneficiary, the provisions of the second paragraph of Section 10.7 shall apply to any distribution to the surviving spouse.

         5. In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

         IN WITNESS WHEREOF, Popular, Inc. has caused this agreement to be executed upon the signature of its duly qualified officer who has hereto set his hand as of the date first set forth above.

                                                   POPULAR, INC.

                                                   By:   [Emily Arean]

                                                         Its:     Vice President

                   BANPONCE U.S.A. PROFIT SHARING/401(K) PLAN

                   -------------------------------------------


                                PLAN AMENDMENT 2


WHEREAS, Popular, Inc. (previously BanPonce Corporation), hereinafter referred to as the "Company", has established the BanPonce U.S.A. Profit Sharing/401(k) Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Company under Article 15 of the Plan is authorized to permit affiliated companies to adopt the Plan at any time.

NOW THEREFORE, BE IT RESOLVED, that effective as of January 1, 1998, the name of the Plan shall be changed from the BanPonce U.S.A. Profit Sharing/401(k) Plan to the Popular, Inc. U.S.A. Profit Sharing/401(k) Plan and all references in the Plan to "BanPonce Corporation" shall be changed to "Popular, Inc."

FURTHER RESOLVED, that Banco Popular North America; Banco Popular, N.A. (Texas); Popular Leasing, U.S.A.; New Banco Popular, N.A. (Florida); First State Bank of Southern California; and Gore-Bronson Bancorp (collectively referred to as "Adopting Employers") are authorized to adopt the Plan and the Company on behalf of the Adopting Employers authorizes their adoption of the Plan.

FURTHER RESOLVED that the Plan is hereby amended to provide for the inclusion of new Adopting Employers as follows:

ARTICLE 2, Section 2.1 of the Plan shall be amended effective as of January 1, 1999, by replacing the first sentence of paragraph (i) with the following sentence:

     "(i) Employee: Any person who is employed by an Employer in a participating division as so designated by the Board excluding (i) any employees included in Popular Cash Express cost center; (ii) any non-resident aliens, (iii) any independent contractor, (iv) any leased employee and (v) any individual who is included within a unit of employees covered by a collective bargaining agreement for whom retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for said individuals participation in this Plan."

ARTICLE 3, Section 3.2 shall be amended effective as of January 1, 1999, by adding a sentence to the end thereof to read as follows:

     "An individual who is an Employee and employed by Banco Popular, North America; Banco Popular, N.A. (Texas); Popular Leasing, U.S.A.; New Banco Popular, N.A. (Florida); First State Bank of Southern California; and Gore-Bronson Bancorp on January 1, 1999, shall be eligible to participate in the Plan as of this date. In the case of an individual who was a Participant in the Plan on December 31, 1998, he shall continue to participate in the Plan on January 1, 1999."

ARTICLE 5, Section 5.3 shall be amended effective as of January 1, 1999, by adding a new paragraph to the end thereof to read as follows:

     "In the case of a Participant who is an employee of the New York branch of Banco Popular de Puerto Rico on December 31, 1998, the Employer may for any Plan Year beginning on or after January 1, 1999 and before January 1, 2003 make an additional discretionary contribution to the Trust. The amount of such additional discretionary contribution, if any, shall be determined by the Board in its sole discretion.

ARTICLE 5, Section 5.5 shall be amended effective as of January 1, 1999, by adding a sentence to the end thereof to read as follows:

     "The additional discretionary contributions, if any, under the last paragraph of Section 5.3 will be allocated to all Participants who satisfy the criteria for such contributions under Section 5.3 and either (i) are employed by Banco Popular North America on the last day of the applicable Plan Year and have completed at least one thousand (1,000) Hours of Service during the Plan Year, or (ii) who terminated employment with Banco Popular North America due to death, disability or retirement on or after Normal Retirement Age during the Plan Year, in the ratio that each eligible Participant's Compensation bears to all such eligible Participants' Compensation."


ARTICLE 15, shall be amended by adding a new Section 15.6 after Section 15.5 as set forth below and renumbering the remaining sections:

     "15.6 Participation by Affiliate. At the time an Affiliate first adopts this Plan (or, any time thereafter) the Employer will determine whether or not to permit a transfer to this Plan of a portion of the assets of any other defined contribution plan attributable to account balances of the employees of such participating Affiliate. No such transfer shall be permitted unless the Plan and or the Appendices are amended to specifically provide for the transfer."

FURTHER RESOLVED, that Section 9.2 shall provide that, notwithstanding any prior amendments or any contrary Plan language, a Participant may only have one outstanding loan under the Plan at any given time.

In WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 30 day of April , 1999.

                                  By:            /s/ Maria Isabel Burckhart
                                  Title:         EXECUTIVE VICEPRESIDENT
                                  Date:          April 30, 1999

                                  By:
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